UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

CYCLACEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50626	91-1707622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Connell Drive, Suite 1500

Berkeley Heights, NJ 07922

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (908) 517-7330

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CYCC	The Nasdaq Capital Market LLC
Preferred Stock, $0.001 par value	CYCCP	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Cyclacel Pharmaceuticals, Inc. (the “Company”) was held in a virtual format on June 21, 2024 at 11:00 AM EDT. At the Annual Meeting, the stockholders approved an amendment to the Cyclacel Pharmaceuticals, Inc. 2018 Equity Incentive Plan (the “Amended and Restated Plan”), reserving an additional 160,000 shares of common stock for further issuance under such plan. The Company’s board of directors approved the Amended and Restated Plan on May 3, 2024, subject to stockholder approval.

A summary of the principal features of the Amended and Restated Plan can be found in the Company’s proxy statement under the heading “Proposal 3: Amendment to 2018 Equity Incentive Plan to Increase the Number of Shares of Common Stock Available for the Grant of Awards by 160,000 Shares.” The summary of the Amended and Restated Plan contained in the 2024 Proxy Statement is qualified in its entirety by the full text of the Amended and Restated Plan filed as Exhibit 10.1 to this Current Report on Form 8-K.

Effective June 21, 2024, by resolution of the board of directors of the Company, Dr. Samuel L. Barker was appointed Chair of the board of directors to replace Dr. Christopher Henney, who requested to step down as Chair but will continue as a director of the Company. Additionally, the board of directors of the Company approved a deferral of $22,000 per month of salary payable to the Company’s Chief Executive Officer Spiro Rombotis until December 31, 2024. The terms of the deferral include a forfeiture of the amount owed to Mr. Rombotis to the extent such deferral is not paid by December 31, 2024.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The actions set forth below were taken at the Annual Meeting.

Proposals Submitted to Holders of Common Stock

The following proposals were submitted to the holders of the Company’s shares of common stock and voted upon at the Annual Meeting: (i) the re-election of three Class 3 directors to the Company’s board of directors, (ii) the ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024, (iii) the approval of an amendment to the Company’s 2018 Equity Incentive Plan, and (iv) the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement.

(i) Votes of the common stockholders regarding the election of the Class 3 director nominees were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dr. Christopher Henney	232,944	49,767	412,340
Paul McBarron	233,784	48,927	412,340
Dr. Robert Spiegel	233,776	48,935	412,340

Based on the votes set forth above, Dr. Christopher Henney, Paul McBarron and Dr. Robert Spiegel were duly re-elected as Class 3 directors of the Company to serve until the 2027 annual meeting of stockholders or until their respective successors are elected and qualified or until their earlier resignation or removal.

(ii) Votes of the common stockholders regarding the ratification of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
553,713	116,738	24,600	0

Based on the votes set forth above, the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 was ratified.

(iii) Votes of the common stockholders regarding the approval of an amendment to the Company’s 2018 Equity Incentive Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
234,406	41,034	7,271	412,340

Based on the votes set forth above, the proposal to approve an amendment to the Company’s 2018 Equity Incentive Plan was approved.

(iv) Votes of the common stockholders, on an advisory basis, regarding the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
232,841	41,444	8,426	412,340

Based on the votes set forth above, the proposal to approve the executive compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement, was approved on an advisory basis.

Item 8.01 Other Events.

On June 21, 2024, the board of directors of the Company passed a resolution to suspend payment of the quarterly cash dividend on the Company’s 6% Convertible Exchangeable Preferred Stock scheduled for August 1, 2024. The Board of Directors will continue to evaluate the payment of a quarterly cash dividend on a quarterly basis.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Cyclacel Pharmaceuticals, Inc. Amended and Restated 2018 Equity Incentive Plan

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYCLACEL PHARMACEUTICALS, INC.

By:	/s/ Paul McBarron
Name:	Paul McBarron
Title:	Executive Vice President-Finance,
Chief Financial Officer and Chief Operating Officer

Date: June 24, 2024